UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

NEXTNAV INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40985	87-0854654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 Freedom Drive, Ste. 200
Reston, Virginia 20190		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 775-0982

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01              Entry into a Material Definitive Agreement.

Note Purchase Agreement

              On March 12, 2025, NextNav Inc. (the “Company” or “NextNav”) entered into a Note Purchase Agreement (the “NPA”) among the Company and certain purchasers named therein, including M-Cor Capital, LLC, the investment arm of the Milken Family Office (“M-Cor Capital”), funds managed by affiliates of Fortress Investment Group LLC (“Fortress”), a 10% or greater stockholder of the Company, and an entity affiliated with Neil S. Subin, a director of the Company (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, in a private placement (the “Private Placement”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder, (a) $190 million in aggregate principal amount of its 5.00% Senior Secured Convertible Notes due 2028 (the “2028 Notes”) and (b) certain common stock purchase warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

The Private Placement is expected to close on or about March 31, 2025 (the “Closing Date”). The Company expects to receive gross proceeds of $190 million in the Private Placement. The Company intends to use a portion of the net proceeds from the Private Placement to redeem all of its $70 million aggregate principal amount of 10% Senior Secured Notes due 2026 (the “Existing Notes”). The Company will provide a conditional notice to redeem the Existing Notes at 101% of the principal amount of the Existing Notes, plus accrued and unpaid interest, conditioned upon the closing of the Private Placement.

Indenture and Security Agreement

On the Closing Date, the 2028 Notes will be issued at an issue price of 100% of their principal amount pursuant to an indenture (the “Indenture”), among the Company, certain subsidiaries of the Company named therein as notes guarantors (the “Guarantors”) and GLAS Trust Company, LLC, as trustee and notes collateral agent (“GLAS Trust”). The Guarantors will agree, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the 2028 Notes. The 2028 Notes will be secured under a security agreement (the “Security Agreement”), among the Company, the Guarantors and GLAS Trust.

The 2028 Notes will be issued in an aggregate principal amount of $190 million. The 2028 Notes will bear interest at an annual rate of 5.00% and mature on June 30, 2028. Interest on the 2028 Notes is payable semi-annually in arrears on each of June 1 and December 1, commencing on June 1, 2025. If at any time on or after six months from the Closing Date, the Company fails to timely make certain required filings with the U.S. Securities and Exchange Commission (the “SEC”), the Company is obligated to pay additional interest amounts on the 2028 Notes of up to 0.50% per annum, until such filings are made or the 2028 Notes are otherwise freely tradeable under Rule 144 (“Rule 144”) under the Securities Act. Additionally, if the 2028 Notes are not otherwise freely tradable under Rule 144 by holders other than the Company’s affiliates (or holders that were the Company’s affiliates at any time during the three months preceding) as of the 380th day after the date of issuance, the Company is obligated to pay additional interest amounts on the 2028 Notes of up to 0.50% per annum until the 2028 Notes are freely tradeable under Rule 144 by holders other than the Company’s affiliates (or holders that were the Company’s affiliates at any time during the three months preceding).

The Company may redeem the 2028 Notes, in whole or in part, at any time on or after the one year anniversary of the Closing Date at a redemption price equal to 100% of the principal amount of such 2028 Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption if the last reported sale price of Common Stock is greater than or equal to 160% of the conversion price for the 2028 Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption to holders of the 2028 Notes.

In the event of certain non-ordinary course asset sales, including sales of certain intellectual property or spectrum licensed by the Federal Communications Commission to the Company or its subsidiaries, the Company must make a mandatory repurchase offer for a portion of the 2028 Notes outstanding with the proceeds of such sale, at a price equal to 100% of the aggregate principal amount of the 2028 Notes subject to such repurchase, together with accrued and unpaid interest thereon to the date of the repurchase, subject to certain thresholds and limitations set forth in the Indenture.

Holders may convert some or all of the 2028 Notes at any time into a number of shares of Common Stock equal to (i) the sum of the then-outstanding principal amount of 2028 Notes to be converted plus all accrued and unpaid interest to the date of the conversion divided by (ii) the then-applicable conversion price (the “Conversion Shares”).

In the event of a Fundamental Change (as defined in the Indenture), each holder has the right, at such holder’s option and subject to the limitations set forth in the Indenture, to require the Company to repurchase for cash all of such holder’s 2028 Notes in an amount equal to the greater of (i) the then outstanding principal amount of 2028 Notes held, plus all accrued and unpaid interest to such date and (ii) the consideration each holder of 2028 Notes would have received if such holder had converted the 2028 Notes into Common Stock immediately prior to such Fundamental Change.

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The Indenture contains customary covenants limiting the ability of the Company and its subsidiaries to (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock; (iii) make certain investments or other restricted payments; (iv) sell assets; (v) enter into transactions with affiliates; or (vi) merge or consolidate or sell all or substantially all of their assets. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. The Indenture also contains customary events of default.

The obligations of the Company under the 2028 Notes will be, subject to certain customary exceptions, secured by substantially all of the assets of the Company and the Guarantors.

Warrants

Pursuant to the NPA, the Company is obligated to issue Warrants to M-Cor Capital and Fortress on the Closing Date to purchase an aggregate of 7,800,000 shares of Common Stock (the “Warrant Shares”), with exercise prices ranging from $12.56 to $20.00 per share.

Exercise of the Warrants is subject to a beneficial ownership limitation of 4.9% of Common Stock, except with respect to holders who own more than 4.9% of Common Stock as of immediately prior to the Closing Date or holders who subsequently elect to terminate such 4.9% limitation upon not less than 61 days’ prior written notice to the Company. Exercise of the Warrants will not be permitted to the extent such exercise, taken together with the exercise of all of the Warrants, would cause the Company to have issued more than 19.9% of Common Stock outstanding on the business day immediately prior to the issuance date of the Warrants.

Registration Rights Agreement

The Company has agreed to file a registration statement under the Securities Act registering the Warrants, Conversion Shares and Warrant Shares within 35 calendar days of the Closing Date; and the Company has agreed to cause any such registration statement to be declared effective within five business days of notification by the SEC that it does not intend to review such registration statement, or within five business days of the resolution of all comments from the SEC with respect to such registration statement.

The foregoing descriptions of the NPA, Indenture, Security Agreement, Warrants and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the NPA, Form of Indenture, Form of Security Agreement, Form of Warrant and Form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, hereto and are incorporated by reference herein.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

              The information provided in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference in this Item 2.03.

Item 3.02              Unregistered Sales of Equity Securities.

              The information provided in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The 2028 Notes and the Warrants were offered and will be sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The 2028 Notes and the Warrants were not registered under the Securities Act or any state securities laws and may not be offered or sold absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

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Item 7.01              Regulation FD Disclosure.

On March 12, 2025, the Company issued a press release announcing the execution of the NPA and the Private Placement and certain terms thereof. A full text of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information provided in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided in this Item 7.01, including the Exhibit attached hereto, is not incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, the parties may not be able to complete the Private Placement within the expected timeframe or at all for any reason. Important risk factors regarding NextNav can be found in Part II, Item 1A, “Risk Factors” of the Company’s quarterly reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as those otherwise described or updated from time to time in our other filings with the SEC. Furthermore, NextNav undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1†	Note Purchase Agreement, dated March 12, 2025, by and among NextNav Inc. and the purchasers named therein.
10.2	Form of Indenture.
10.3†	Form of Security Agreement.
10.4	Form of Warrant to Purchase Common Stock of NextNav Inc.
10.5	Form of Registration Rights Agreement.
99.1	Press Release of NextNav Inc. dated March 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTNAV INC.

Date:	March 13, 2025	By:	/s/ Christian D. Gates
Name: Christian D. Gates Title: Chief Financial Officer

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